Exhibit 4.2

IDAHO GENERAL MINES, INC.

SUBSCRIPTION AGREEMENT

Regulation S Offering

Return to:

Robert L. Russell

Idaho General Mines, Inc.

10 N. Post, Ste. 610

Spokane, Washington 99201

Tel:  (509) 838-1213

November 10, 2005

IDAHO GENERAL MINES, INC.

SUBSCRIPTION AGREEMENT

Regulation S Offering

_________________________________ (“Purchaser”) wishes to purchase ____________ Units of the Common Stock of Idaho General Mines, Inc. (the “Company”), at a price of US$1.10 per Unit.

The proceeds of the offering are to be used for the purposes set forth in the Company’s Private Placement Memorandum dated November 10, 2005l. The Units are being offered on a “best efforts” basis by officers of the Company and may be offered by certain financial representatives as agents for the company.  No commission will be paid directly or indirectly to any officer of the Company with regard to the sale of the Units.  Compensation paid to unaffiliated finders or agents will not exceed 10% of the gross sales price of Units attributable to such finders or agents.

The Purchaser is in a position with regard to the Company which, based upon background, employment experience, economic power or other relationship, enables the Purchaser to obtain information from the Company in order to evaluate the merits and risks of the investment. The Purchaser acknowledges that the Company has made available the opportunity to ask questions of and receive answers from the Company or persons acting in its behalf concerning additional information to the extent that the Company possess such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of information furnished by the Company or required by the Purchaser to make an informed decision concerning the investment hereunder. The Purchaser has had the opportunity to review the Company’s periodic filings with the Securities and Exchange Commission and the Private Placement Memorandum dated November 10, 2005.

It is understood that, upon the acceptance of this subscription by the Company, the Purchaser will receive an executed counterpart of this Subscription Agreement.

1.

Subscription.

The Purchaser hereby irrevocably subscribes for and agrees to purchase ___________ Units for an aggregate investment of US$___________.  The Purchaser tenders herewith a check in the above amount (the "Funds").

The Purchaser's contribution shall be immediately available to the Company.

2.

Conditions of Subscription.

The Purchaser understands and agrees that:

(a)

The Company shall have the right to reject the subscription, in whole or in part;

(b)

The Company shall accept subscriptions in the order received; and

(c)

The Securities to be issued and delivered on account of this subscription will only be issued in the name of, and delivered to, the Purchaser.

3.

Representations and Warranties of the Undersigned.

The Purchaser hereby acknowledges, agrees, represents, and warrants as follows:

(a)

The Purchaser understands that the Units are securities (the “Securities”) and are being offered and sold under the exemption from registration provided for in Regulation S promulgated under the Securities Act of 1933 (the "Act");

(b)

The Purchaser has had the opportunity to review the Private Placement Memorandum regarding the sale of the Units;

(c)

This transaction has not been scrutinized by the United States Securities and Exchange Commission because of the small number of persons solicited and the private and offshore aspects of the offering;

(d)

All documents, records, and books pertaining to this investment have been made available to the Purchaser and its representatives, including its attorney, its accountants, and/or its purchaser representative, and that the Company has represented that the books and records of the Company will be available upon reasonable notice for inspection by Purchaser during reasonable business hours at its principal place of business;

(e)

The Securities have not been registered under the Act and may not be reoffered or resold in the United States to a U.S. person unless the securities are registered under the Act, or an exemption from the registration requirements of the Act is available.

(f)

The Purchaser is not a U.S. person as defined in Regulation S and is not acquiring the Securities for the account or benefit of any U.S. person;

(g)

The Purchaser agrees to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

(h)

Purchaser consents to the placement of a legend on the Securities to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving the Securities may not be  conducted unless in compliance with the Act;

(i)

The Company shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration;

(j)

The Purchaser is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision and understands and has fully considered for purposes of this investment the risk of loss of all monies invested herein;

(k)

The Purchaser is able (i) to bear the economic risk of its investment; (ii) to hold the Securities for an indefinite period of time; and (iii) to afford a complete loss of its investment; and represents that it has adequate means of providing for its current needs and possible personal contingencies, and that it has no need for liquidity in this investment;

(l)

The Securities are being acquired by the Purchaser in good faith solely for its own personal account, unless otherwise specifically set forth below, and these Securities are being acquired for investment purposes only, and not with a view to or for the resale, distribution, subdivision, or fractionalization thereof; the Purchaser has no contract, undertaking, understanding, agreement, or arrangement, formal or informal, with any person to sell, transfer, or pledge to any person the Securities or any part thereof, the Purchaser has no present plans to enter into any such contract, undertaking, agreement, or arrangement; and he or she understands that the legal consequences of the foregoing representations and warranties to mean that he or she must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the Act, and, therefore, cannot be sold unless they are subsequently registered under the Act (which the Company is not obligated to do) or an exemption from such registration is available;

(m)

The Purchaser consents to the placement of a legend on the certificates evidencing the Securities being purchased by it, which legend shall be in form substantially as follows:

The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, amended (the “Act”).  The holder hereof, by purchasing such securities agrees for the benefit of the Company that such securities may be offered, sold, pledged or otherwise transferred only (a) to the Company, (b) outside the United States in accordance with Rule 904 of Regulation S under the Act  (c) pursuant to the exemption from the registration requirements under the Act provided by Rule 144 thereunder and in accordance with the applicable state securities laws or (d) in a transaction that does not require registration under the act or any applicable state laws and regulations covering the offer and sale of securities, and the holder has prior to such sale, furnished to the company an opinion of counsel reasonably satisfactory to the Company. Hedging transactions involving the Securities may not be conducted unless in compliance with the Act.

Delivery of this certificate may not constitute “good delivery” in settlement of transactions on stock exchanges in Canada.  A new certificate, bearing no legend may be obtained from the registrar and transfer agent of the company upon delivery of this certificate and a duly executed declaration in a form satisfactory to the Company and its registrar and transfer agent, to the effect that the sale of the securities represented hereby is being made in compliance with Rule 904 of Regulation S under the Act;

(n)

If more than one person is signing this Agreement, each representation, warranty, and undertaking made herein shall be a joint and several representation, warranty, or undertaking of each person. If the Purchaser is a partnership, corporation, trust, or other entity, the Purchaser entity and each individual signing on behalf of such entity represent and warrant that the purchase of the Securities pursuant to this Subscription Agreement has been duly authorized by all necessary corporate, partnership, or other action, and that such individuals are authorized to bind the Purchaser to this Agreement.

4.

Transferability.

The Purchaser agrees not to transfer or assign this Agreement, or of any of its interest herein, and any such transfer shall be void.

5.

Revocation.

The Purchaser agrees that it may not cancel, terminate, or revoke this Agreement or any agreement of the Purchaser made hereunder and that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon the Purchaser's heirs, executors, administrators, successors, and assigns.

6.

No Waiver.

Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the Purchaser, the Purchaser does not waive any right granted to it under federal or state securities laws.

7.

Continuing Effect of Representations and Warranties; Undertaking.

The representation and warranties of Paragraph 3 are true and accurate as of the date of this Subscription Agreement and shall be true and accurate as of the date of delivery of the Funds and shall survive such delivery. If in any respect, such representations and warranties shall not be true and accurate prior to the issuance of Securities to the Purchaser, the Purchaser shall give immediate written notice of such fact to the Company and to the Purchaser Representative, if any, specifying which representations and warranties are not true and accurate and in what respects they are inaccurate.

8.

Indemnification.

The Purchaser acknowledges that it understands the meaning and legal consequences of the representations and warranties contained in Paragraph 3 and of the undertaking contained in Paragraph 7, and hereby agrees to defend, indemnity, and hold harmless the Company and its officers, directors, employees and agents, and their successors and assigns, from and against any and all loss, damage, liability, or expense (including attorneys' fees) due to or arising out of the inaccuracy of any representation or acknowledgment or the breach of any agreement, warranty, or undertaking of the Purchaser contained in this Subscription Agreement.

9.

Miscellaneous.

(a)

All notices or other communications given or made hereunder shall be sufficiently given if hand-delivered or mailed by registered or certified mail return receipt requested, postage prepaid, to the Purchaser or to the Company at the respective addresses set forth herein, or such other addresses as the Purchaser or the Company shall designate to the other by notice in writing.

(b)

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington.  Venue for any action arising out of or in conjunction with this Agreement shall lie in Spokane County, Washington.

(c)

This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(d)

All currency is in United States Dollars.

10.

Signatures.

The "Purchaser" shall mean the entity whose signature appears below.

I have read this Subscription Agreement and agree to be bound by its terms.

____________________________________

Purchaser

(Address)

(Soc. Sec. or Federal Identification No.)

(Date)

The Company hereby accepts the foregoing Subscription subject to the terms and conditions hereof this             day __________, 2005.

Idaho General Mines, Inc.

By:

      Robert L. Russell, President